SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007
JEFFERSONVILLE BANCORP
(Exact name of registrant as specified in its charter)

New York	0-19212	22-2385448

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
P.O. Box 398, Jeffersonville, New York 12748
(Address of principal executive offices)
Registrant’s telephone number, including area code: (845) 482-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 31, 2007, the Board of Directors of Jeffersonville Bancorp (the “Corporation”) amended Article VII of the Corporation’s Bylaws to permit the issuance and transfer of the Corporation’s shares in uncertificated form. By being able to issue uncertificated shares, the Company may participate in a “direct registration program” as required by The NASDAQ Stock Market LLC rules. Participation in a direct registration program enables investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.
The foregoing description of the adopted amendments to the Corporation’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Corporation’s amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Jeffersonville Bancorp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP (Registrant)
/s/ Raymond Walter
Raymond Walter
President and Chief Executive Officer

Date: December 31, 2007

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Amended and Restated Bylaws of Jeffersonville Bancorp.